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EXHIBIT 99.6

                        COI SOLUTIONS, INC.
                  1999 QUALIFIED STOCK OPTION PLAN

                             ARTICLE I

                              PURPOSE

     COI SOLUTIONS, INC. (the "Company"), is largely dependent for the successful conduct of its business on the initiative, effort and judgment of its officers and employees. This Stock Option Plan (the "Plan") is intended to provide the key employees of the Company an incentive through stock ownership in the Company and encourage them to remain in the Company's employ. Moreover, since the Incentive Stock Options and Non-Qualified. Stock Options provided for in the Plan are subject to various alternative provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Committee (as hereinafter defined) will have considerable latitude in shaping options granted under the Plan to the particular circumstances of the optionee, thus recognizing the full incentive value of the option.

                             ARTICLE II

                           ADMINISTRATION

     The Plan shall be administered by the Executive Committee (the "Committee") of the Board of Directors (the "Board") of the Company. The Board, at its option, may delegate the administration of the Plan to another committee of the Board subject to the provisions of this
Article 11. All members of the Committee shall be Directors of the Company and shall be selected by (and serve at the pleasure of) the Board. All members of the Committee shall be "disinterested persons" within the meaning of Rule 16b-3 of the general rules and regulations under the Securities and Exchange Act of 1934, as amended. Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to recommend to the Board the individuals within the class set forth in Article IV to whom, and the time and price per share at which, options shall be granted, and the number of shares to be subject to each option. In making such determination, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations regulating it, to recommend to the Board the terms and provisions of the respective options (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determination on the matters referred to in this Article II shall be final, conclusive and binding upon all optionees.





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                            ARTICLE III

                AMOUNT OF STOCK AND DURATION OF PLAN

     The aggregate amount (subject to adjustment as provided in Article
VIII) of stock which may be purchased pursuant to options granted under this Plan shall be 1,000,000 shares of the Company's Common Stock. Any option granted hereunder must be granted within ten (10) years from the date of approval of adoption of the Plan by the Board or the date on which this Plan is approved by the Company's shareholders, whichever is earlier. Shares subject to options under the Plan may, in the sole discretion of the Board, be either authorized and unissued shares or issued shares which have been acquired by the Company and are being held in its treasury. When options have been granted under the Plan and have lapsed unexercised or partially unexercised, the shares which were subject thereto may be reoptioned under the Plan.

                             ARTICLE IV

                   ELIGIBILITY AND PARTICIPATION

     All officers and employees of the Company shall be eligible to receive Stock Options under the Plan; provided, however, that no *0 member of the Committee shall be entitled to receive an option under this Plan while serving as a member of the Committee.

                             ARTICLE V

                  TERMS AND CONDITIONS OF OPTIONS

     Each option granted under the Plan shall be evidenced by a Stock Option Agreement (the "Agreement"), the form of which shall have been approved by the Committee and Counsel to the Company. The Agreement shall be executed by the Company and the optionee and shall set forth the terms and conditions of the option, which terms and conditions shall include, but not by way of limitation, the following:

     1. Option Price. The option price shall be determined by the Committee, but shall not in any event be less than the greater of the
(i) par value of the Company's Common Stock or (ii) the fair market value of the Company's Stock on the date that the option is granted.

     2. Term of Option. The term of the option shall be selected by the Committee, but in no event shall such term exceed ten (10) years.

     3. Transferability. Options granted hereunder shall not be transferable otherwise than by will or operation of the laws of descent and distribution. During the lifetime of the optionee, options granted hereunder shall be exercisable only by the optionee.

     4. Termination of Employment. In the event of an optionee's termination of employment with the Company for any reason other than death, all options granted hereunder shall thereupon terminate. The Committee may, in its discretion, direct that certain Agreements contain provision permitting exercise of an option after an optionee's retirement. Upon the termination of an optionee's employment by reason of his death, such optionee's option(s) shall terminate to the extent

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it was not exercisable at the date of his death. To the extent such options were then exercisable by the optionee, optionee's estate or the beneficiaries thereof shall be entitled to exercise such options for a period of three (3) months from the date of his death, (unless the option(s) should sooner terminate according to its own provisions) but not thereafter. Notwithstanding the other provisions of this subparagraph 4, no option shall be exercised more than ten (10) years from the date upon which it is granted.

     5. Other Conditions. At its sole discretion, the Committee may impose other conditions upon the options granted hereunder, including, but not by way of limitation, percentage limitations upon the exercise of options granted hereunder.

     If the Plan and the shares of Common Stock reserved for options hereunder have not been registered under the Securities Act of 1933, as amended (the "Act"), the Committee shall satisfy itself that the exemption from registration afforded by Section 4(2) of the Act will be available.

                             ARTICLE VI

                      INCENTIVE STOCK OPTIONS

     The Committee and the Board, in recommending and granting stock options hereunder, shall have the discretion to determine that certain options shall be Incentive Stock Options, as defined in Section 422A of the Code and the regulations thereunder, while other options shall be Non-Qualified Stock Options. Neither the members of the Committee, the members of the Board nor the Company shall be under any obligation or incur any liability to any person by reason of the determination by the Committee or the Board whether an option granted under the Plan shall be an Incentive Stock Option or a Non-Qualified Stock Option. The provisions of this Article VI shall be applicable to all Incentive Stock Options at any time granted or outstanding under the Plan.

     All Incentive Stock Options granted or outstanding under the Plan shall be granted and held subject to and in compliance with the terms and conditions specifically set forth in Articles 11, 111, IV, and V hereof and, in addition, subject to and in compliance with the following further terms and conditions:

     1. The option price of all Incentive Stock Options shall not be less than one hundred percent (100%) of the fair market value of the Company's Common Stock at the time the option is granted
(notwithstanding any provision of Article V hereof to the contrary);

     2. No Incentive Stock Option shall be granted to any person who, at the time of the grant, owns stock possessing more than ten percent (10%) of the total combined voting power of the Company. Such ownership limitation will be waived if (i) the option price is at least one hundred ten percent (I 10%) of the fair market value of the Company's Common Stock at the time the option is granted; and (ii) the option by its terms must not be exercisable more than five (5) years from the date it is granted; and,


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     3. The aggregate fair market value of all shares of Common Stock
(determined at the time of the grant of the option) exercisable for the first time by an employee during any calendar year shall not exceed $100,000.

                            ARTICLE VII

                        EXERCISE OF OPTIONS

     Options granted hereunder may be exercised only by tendering to the Company written notice of exercise accompanied by the aggregate purchase price for the shares with respect to which the option is being exercised. No option shall be exercisable unless the shares issuable on the exercise thereof have been registered under the Act, or the Company shall have first received the opinion of its counsel that registration under the Act is not required in connection with such issuance. At the time of exercise, if the shares with respect to which the option is being exercised have not been registered under the Act, the Company may require the optionee to give the Company whatever written assurance counsel for the Company may require that the shares are being acquired for investment and not with a view to the distribution thereof, and that the shares will not be disposed of without the written opinion of such counsel that registration under the Act is not required. Share certificates issued to the optionee upon exercise of the option shall bear a legend to the foregoing effect to the extent counsel for the Company deems it advisable. The purchase price of shares of Common Stock of the Company acquired upon the exercise of any Non-Qualified Stock Option or Incentive Stock Option granted under the Plan may be paid by an optionee by the payment of cash, or by the assignment to the Company of shares of the Company's Common Stock theretofore owned by the optionee having a value equal to such option price, or by any combination thereof. For purposes of the Plan, shares of Common Stock shall be deemed to have a value equal to the average of the closing bid and asked price for a share for the trading day upon which such value is being determined.

                            ARTICLE VIII

                            ADJUSTMENTS

     Subject to any required action by the Company's Directors and shareholders, the number of shares provided for in each outstanding option and the price per share thereof, and the number of shares provided for in the Plan, shall be proportionately adjusted for any increase of decrease in the number of issued shares of the Company Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company. Subject to any required action by the Company's Directors and shareholders, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding option hall pertain to and apply to the securities to which a holder of the number of shares of the Company's Common Stock subject to the option would have been entitled. In the event (hereinafter collectively referred to as an "Event of Sale or Liquidation") of. (a) a dissolution or liquidation of the Company; (b)

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a merger or consolidation in which the Company is not the surviving corporation; (c) a sale of all or substantially all of the assets of the Company; or (d) a sale of all or substantially all of the outstanding Common Stock of the. Company to on purchaser, then each outstanding option shall terminate, provided, however, that in such event, each optionee shall have the right immediately prior to any Event of Sale of Liquidation to exercise his option with respect to the fall number of shares covered thereby, without regard to any installment provision contained in this Agreement. In the event of a change in the Company's Common Stock which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan. The aforesaid adjustment shall be made by the Committee whose determination in that respect shall be final, binding and conclusive. Except as hereinbefore expressly provided in this Article VIII, the optionee shall have no rights by reason of subdivision or consolidation of shares of stock of any class or payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any Event of Sale or Liquidation, or spin-off of assets or stock of another corporation; and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect and no adjustment by reason thereof shall be made with respect to the number or price of shares of the Company's Common Stock subject to any option. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve or liquidate or sell or transfer all or any part of its business or assets.

                             ARTICLE IX

                    AMENDMENT OR DISCONTINUANCE

     The Board may at any time amend, rescind or terminate the Plan, as it shall deem advisable, provided, however, that no change may be made in options theretofore granted under the Plan (without the consent of the optionees) which should impair the optionee's rights. Provided, however, that no amendment to the Plan will be effective unless and until such amendment has been approved by the holders of a majority of the Company's outstanding voting stock (voting as a single class) present, or represented, and entitled to vote at a duly constituted meeting of such shareholders.

                             ARTICLE X

                        SHAREHOLDER APPROVAL

     The Plan shall be effective (the "Effective Date") when it has received the approval of a majority of the Board of Directors. However, the Plan and all options granted under the Plan shall be void if the Plan is not approved by the holders of a majority of the outstanding voting stock of the Company (voting as a single class) within twelve
(12) months of the Effective Date.

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                              COI SOLUTIONS, INC.



                              BY:  __________________________________
                                   Robert Wilder, President

ATTEST:


____________________________
Secretary


                  INCENTIVE STOCK OPTION AGREEMENT

     THIS AGREEMENT is made and entered into by and between COI
SOLUTIONS, INC. (the "Company") and ______________________ ("________")

     WHEREAS, ____________________ is a valuable and trusted employee of the Company and the Company considered it desirable and in the Company's best interests that _______________ be given an inducement to acquire a propriety interest in the Company and an added incentive to advance the interests of the Company by possessing an option to purchase stock of the Company in accordance with the Incentive Stock Option Plan (the "Plan") adopted by the Board of Directors (the "Board") of the Company on ______________, 1999.

     NOW THEREFORE, in consideration of the promises, it is agreed by and between the parties as follows:

     1. Grant of Option. The Company hereby grants to ________________ ____________________ the right, privilege, and option to purchase
___________ shares of the Company's Common Stock at the purchase price of $______ per share, in the manner and subject to the conditions hereinafter provided and Article VI of the "Stock Option Plan."

     2. Time of Exercise of Options. The aforesaid option may, until the termination thereof as provided in paragraph 4, be exercised in any increments, subject to Article VI(I) of the "Stock Option Plan."

     Provided that for this purpose any such previously granted option not having been exercised in full shall be deemed to remain outstanding until the expiration of the period during which under its initial term it could have been exercised.

     3. Method of Exercise. The option shall be exercise by written notice (the "Notice") from _____________________ to the Executive Committee (the "Committee") of the Board. The Notice shall specify the number of shares of stock for which the option is being exercised and by accompanied by a cashier's check for payment in full of the option price for the number of shares specified. The option shall be deemed exercised as of the time the Notice is actually received by the Company. The Company shall make immediate delivery of such shares, provided that if any law or regulation required the Company to take any

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action with respect to the shares specified in such Notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

     4. Termination of Option Except as otherwise provided, the option to the extent nor already exercised or expired by its own terms shall terminate upon the first to occur of the of the following dates:

     (a) Ninety days following the date on which _____________ employment (or position as an officer or director) by the Company is terminated except if such termination is caused by reason of death or permanent and total disability.

     (b) The expiration of twelve (12) months after the date on which _______________' employment (or position as an officer or director) by the Company is terminated, if such termination is caused by _____________'death or ______________' permanent and total disability.

     (c) Midnight ______________, 199__.

     5. Adjustments. Subject to any required action by the Company's Directors and shareholders, the number of shares provided for in this option, and the price thereof, shall be adjusted proportionately upward or downward in accordance with the provisions of Article VII of the Plan.

     6. Rights prior to Exercise of Option This option is nontransferable by _________________ otherwise than by will or the laws of descent and distribution, and is exercisable during _______________' lifetime only by _______________________, _________________ shall have no rights as a stockholder with respect to the option shares until payment of the option price and delivery to him of such shares as herein provided.

     7. Restriction of Disposition. All shares acquired by ____________ pursuant to this Incentive Stock Option Agreement may be subject to restriction on sale, encumbrance and other dispositions pursuant to state or federal law.

     8. Notices. The addresses to which all notices required to be given hereunder shall be sent are, if to the Company:




and if to





Either party may change his address by giving written notice to the other party at the indicated address. All notices given hereunder shall be deemed received when actually delivered to the indicated address.



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     9. Stock Option Plan. This Agreement is subject to and
incorporated by reference to all the terms and conditions set forth in the Plan. In the event of any conflict between the terms of this Agreement and the Plan, the terms and conditions of the Plan shall control.

     10. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of ______________, 199__.


                                   COI SOLUTIONS, INC.

                                   BY:  ______________________________
                                        Robert Wilder, President

ATTEST:
(Seal)

_____________________________
Secretary